UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 26, 2008

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2008, Joseph S. Lacob, a director of eHealth, Inc. (the “Company”), notified the Company of his resignation from the Board of Directors (the “Board”), effective February 29, 2008. His decision was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At its meeting held February 29, 2008, the Board of Directors elected Scott N. Flanders as a Class I director. Mr. Flanders was also named to serve on the Company’s Compensation Committee. Mr. Flanders has been the President, Chief Executive Officer and member of the board of directors of Freedom Communications, Inc. since January 2006. Previously, Mr. Flanders was the former Chairman and CEO of Columbia House Company. No arrangement or understanding exists between Mr. Flanders and any other person pursuant to which he was selected as a director.

On February 29, 2008, in connection with being appointed to the Board as a non-employee director, Mr. Flanders received an automatic stock option grant pursuant to the Company’s 2006 Equity Incentive Plan to purchase 12,500 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Stuart Huizinga
Stuart M. Huizinga
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: March 3, 2008